Exhibit 4.1

COMMON STOCK	COMMON STOCK

NUMBER	SHARES

Southern Connecticut Bancorp, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF CONNECTICUT NOVEMBER 8, 2000	SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 84264A 10 2

This Certifies that is the owner of FULLY PAID SHARES OF THE COMMON STOCK, PAR VALUE OF $0.01 EACH OF, Southern Connecticut Bancorp, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon the surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the transfer agent and registered by the registrar. Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated: [Seal Appears Here]

[Signature]	[Signature]

Secretary	Chairman and Chief Executive Officer

Countersigned and Registered: REGISTRAR AND TRANSFER COMPANY Transfer Agent and Registrar,

By
Authorized Signature

SOUTHERN CONNECTICUT BANCORP, INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT-	Custodian
TEN ENT JT TEN	- as tenants by the entireties - as joint tenants with right of survivorship and not as tenants in common		(Cust) (Minor) under Uniform Gifts to Minors Act (Cust)

		UNIF TRF MIN ACT-	Custodian (until (Cust) age ) under Uniform (Minor) Transfers to Minors Act (Cust)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED                                                               hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Shares of the Common Capital Stock represented by the within certificate, and do hereby irrevocably constitute and appoint                                                                                        Attorney to transfer the said stock on the books of the within named Corporation, with full power of substitution in the premises.

Dated

X
X
NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

UPON WRITTEN REQUEST BY A SHAREHOLDER, THE CORPORATION WILL FURNISH WITHOUT CHARGE, INFORMATION REGARDING (I) THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF STOCK AUTHORIZED FOR ISSUANCE, (II) THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES WITHIN A CLASS, AND (III) THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES.